UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 22, 2009
Date of report (Date of earliest event reported)
ConAgra Foods, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)
(402) 240-4000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
          On September 22, 2009, ConAgra Foods, Inc. issued a press release and posted a question and answer document on its website containing information on the first quarter fiscal 2010 financial results. The press release and Q&A are furnished with this Form 8-K as exhibits 99.1 and 99.2, respectively.
          The release includes the non-GAAP financial measures of adjusted operating profit for the Consumer Foods segment, adjusted unallocated corporate expense and adjusted earnings per share from continuing operations. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess our operating performance. These measures are reconciled in the release to the measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our diluted earnings per share and operating performance measures as calculated in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
Exhibit 99.1	Press Release issued September 22, 2009

Exhibit 99.2	Questions and Answers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.
Date: September 22, 2009	By:	/s/ Colleen Batcheler
		Name:	Colleen Batcheler
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1	Press release issued September 22, 2009

Exhibit 99.2	Questions and Answers